     TERMINATION AGREEMENT dated as of May 30, 2001 between and among OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS", an open joint stock company organized and existing under the laws of the Russian Federation (the "Issuer"), VIMPELCOM FINANCE B.V., a company organized and existing under the laws of the Netherlands ("VimpelCom Finance"), VIMPELCOM B.V., a company organized and existing under the laws of the Netherlands ("VIP BV"), VC LIMITED, a company organized and existing under the laws of the British Virgin Islands ("VC Limited"), TELENOR EAST INVEST AS, a corporation organized and existing under the laws of Norway ("Telenor"), TELENOR COMMUNICATION AS, a corporation organized and existing under the laws of Norway (formerly known as Telenor AS) ("Telenor Communication"), DR. DMITRI BORISOVICH ZIMIN, a Russian citizen ("Dr. Zimin"), "BEE LINE" NON-PROFIT FUND (known in Russian and formerly known in English as THE FUND FOR NON-COMMERCIAL PROGRAMS "BEE LINE"), a non-commercial organization organized and existing under the laws of the Russian Federation (the "Bee Line Fund"), and GLAVSOTKOM LLC, a limited liability company organized and existing under the laws of the Russian Federation ("Glavsotkom" and, together with the Issuer, VimpelCom Finance, VIP BV, VC Limited, Telenor, Telenor Communication, Dr. Zimin and the Bee Line Fund, collectively, the "Parties" and each, individually, a "Party").

     WHEREAS, Telenor and the Issuer are party to the Primary Agreement dated as of December 1, 1998 and the Share Purchase Agreement dated as of May 28, 1999 (collectively, the "Existing Primary Agreement");

     WHEREAS, Telenor, Dr. Zimin, Glavsotkom and the Bee Line Fund are party to the Shareholders Agreement dated as of December 1, 1998 (the "Existing Shareholders Agreement");

     WHEREAS, Telenor, Dr. Zimin, Glavsotkom, the Bee Line Fund and the Issuer are party to the Registration Rights Agreement dated as of December 1, 1998 (the "Existing Registration Rights Agreement");

     WHEREAS, Telenor Communication and the Issuer are party to the Guarantee Agreement dated as of December 1, 1998 (the "Existing Guarantee Agreement");

     WHEREAS, (i) Telenor and the Issuer are party to the Working Capital Bridge Facility dated as of June 23, 2000 (the "Working Capital Bridge Facility") and the Guarantee Agreement dated as of June 23, 2000 (the "VimpelCom Finance Guarantee"); (ii) Telenor, VimpelCom Finance, VIP BV and VC Limited are party to the Primary Agreement (Financing Vehicles) dated as of June 23, 2000 (the "VimpelCom Finance Primary Agreement"); (iii) Telenor and VC Limited are party to the Purchase Agreement dated as of July 28, 2000 (the "VC Limited Purchase Agreement"); (iv) pursuant to the Working Capital Bridge Facility, the Issuer delivered to Telenor a Disbursement Application dated as of June 27, 2000 and a Disbursement Application dated July 5, 2000 (collectively, the "Disbursement Applications"); and (v) Telenor, the Issuer, VC Limited, VimpelCom Finance and VIP BV are party to the Notice of Mandatory Exercise of Option Requirement and Waiver dated as of June 23, 2000 (the "Notice of Exercise" and, together with the Working Capital Bridge Facility, the VimpelCom Finance Guarantee, the VimpelCom Finance Primary Agreement, the VC

Limited Purchase Agreement, and the Disbursement Applications, collectively, the "Existing Financing Agreements"); and

     WHEREAS, Telenor and VimpelCom intend to enter into a Primary Agreement dated as of the date hereof (the "New Primary Agreement") between and among Telenor, the Issuer and Eco Telecom Limited, a company organized and existing under the laws of Gibraltar ("Eco Telecom"), and certain other Principal Agreements, and wish to provide for the waiver of certain of the Parties' respective rights and obligations under the Existing Agreements (as hereinafter defined) and for the termination of the Existing Agreements upon the consummation of the transactions contemplated by the New Primary Agreement;

    NOW, THEREFORE, to induce each Party to enter into and consummate the transactions contemplated by the Principal Agreements to which it is a party and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

               ARTICLE I          DEFINITIONS AND INTERPRETATION


1.01 Definitions
     -----------

     Unless otherwise defined herein, terms defined in the New Primary Agreement are used herein as therein defined. In addition, as used herein, the following terms shall have the following meanings:

     "Agreement" shall mean this Termination Agreement.

     "Bee Line Fund" shall have the meaning specified in the preamble hereto.

     "Disbursement Applications" shall have the meaning specified in the fifth recital hereto.

     "Dr. Zimin" shall have the meaning specified in the preamble hereto.

     "Eco Telecom" shall have the meaning specified in the sixth recital hereto.

     "Existing Agreements" shall mean, collectively, the Existing Guarantee Agreement, the Existing Primary Agreement, the Existing Registration Rights Agreement, the Existing Shareholders Agreement and the Existing Financing Agreements.

     "Existing Financing Agreements" shall have the meaning specified in the fifth recital hereto.

     "Existing Guarantee Agreement" shall have the meaning specified in the fourth recital hereto.

     "Existing Primary Agreement" shall have the meaning specified in the first recital hereto.

     "Existing Registration Rights Agreement" shall have the meaning specified in the third recital hereto.

     "Existing Shareholders Agreement" shall have the meaning specified in the second recital hereto.

     "Glavsotkom" shall have the meaning specified in the preamble hereto.

     "Issuer" shall have the meaning specified in the preamble hereto.

     "New Primary Agreement" shall mean the Primary Agreement dated as of the date hereof between and among the Issuer, Telenor and Eco Telecom.

     "New Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the date hereof between and among the Issuer, Telenor and Eco Telecom.

     "New Shareholders Agreement" shall mean the Shareholders Agreement dated as of the date hereof between Telenor and Eco Telecom.

     "Party" and "Parties" shall have the meanings specified in the preamble hereto.

     "Surety Agreement" shall mean the Surety Agreement dated as of the date hereof between Eco Telecom and Dr. Zimin.

     "Telenor" shall have the meaning specified in the preamble hereto.

     "Telenor Communication" shall have the meaning specified in the preamble hereto.

     "UNCITRAL Rules" shall have the meaning specified in Section 5.10(a).

1.02 Interpretation
     --------------

     Unless the context of this Agreement otherwise requires, the following rules of interpretation shall apply to this Agreement:

     (a) the singular shall include the plural, and the plural shall include the singular;

     (b)  words of any gender shall include the other gender;

     (c) the words "hereof', "herein", "hereby", "hereto" and similar words refer to this entire Agreement and not to any particular Section or any other subdivision of this Agreement;

     (d) a reference to any "Article" or "Section" is a reference to a specific Article or Section of this Agreement;

     (e) a reference to any law, statute, regulation, notification or statutory provision shall include any amendment, modification or re-enactment thereof, any regulations promulgated thereunder from time to time, and any interpretations thereof from time to time by any regulatory or administrative authority;

     (f) a reference to any agreement, instrument, contract or other document shall include any amendment, amendment and restatement, supplement or other modification thereto; and

     (g) a reference to any Person shall include such Person's successors and permitted assigns under any agreement, instrument, contract or other document.

             ARTICLE II             REPRESENTATIONS AND WARRANTIES


     Each Party represents and warrants that on and as of the date hereof:

     (a) (i) If not a natural Person, such Party has all necessary corporate power to enter into this Agreement, and this Agreement has been duly authorized by all necessary corporate action on the part of such Party, (ii) this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, (iii) such Party's execution, delivery and performance of this Agreement will not violate or conflict with any agreement to which such Party is a party or which may be binding on such Party and (iv) such Party has received all consents and approvals which may be required for such Party to execute, deliver and perform its obligations under this Agreement.

     (b) Such Party has not sold, assigned, transferred or pledged any of its rights or delegated any of its obligations under any of the Existing Agreements to which it is a party.

                        ARTICLE III            WAIVERS


3.01 Existing Primary Agreement
     --------------------------

     Subject to Section 3.06, solely for the purpose of permitting Telenor and the Issuer to execute, deliver and perform their respective obligations under the New Primary Agreement and the other Principal Agreements to which each is a party, Telenor and the Issuer hereby waive all of their respective rights under and the obligations of the other party to the Existing Primary Agreement, other than their respective rights and obligations arising under Article X, Section
11.04 and Article XIII of the Existing Primary Agreement.

3.02 Existing Shareholders Agreement
     -------------------------------

     (a) Subject to Section 3.06, solely for the purpose of permitting Telenor to execute, deliver and perform its obligations under the New Shareholders Agreement and other Principal Agreements to which it is a party, Telenor, Dr. Zimin, Glavsotkom and the Bee Line Fund hereby waive all of their respective rights under and the obligations of each other party to the Existing Shareholders Agreement.

     (b) Subject to Section 3.06, solely for the purpose of permitting each of Dr. Zimin, Glavsotkom and the Bee Line Fund to execute, deliver and perform his and its obligations under (i) the Zimin Principal Agreements to which he or it is a party, as the case may be, and (ii) the share purchase agreements between the Bee Line Fund and Codan Trust Company

Limited, between Codan Trust Company Limited and Overture and between Dr. Zimin and Overture, each to ensure that Overture will own at least such number of shares of Common Stock or Preferred Stock as are required to allow it to fulfill its obligations under the Zimin Principal Agreements to which it is a party, Telenor, Dr. Zimin, Glavsotkom and the Bee Line Fund hereby waive all of their respective rights under and the obligations of each other party to the Existing Shareholders Agreement.

3.03 Existing Registration Rights Agreement
     --------------------------------------

     (a) Subject to Section 3.06, solely for the purpose of permitting Telenor and the Issuer to execute, deliver and perform their respective obligations under the New Registration Rights Agreement and the other Principal Agreements to which each is a party, Telenor, the Issuer, Dr. Zimin, Glavsotkom and the Bee Line Fund hereby waive all of their respective rights under and the obligations of each other party to the Existing Registration Rights Agreement.

     (b) Subject to Section 3.06, solely for the purpose of permitting each of Dr. Zimin, Glavsotkom and the Bee Line Fund to execute, deliver and perform his and its obligations under (i) the Zimin Principal Agreements to which he or it is a party, as the case may be, and (ii) the share purchase agreements between the Bee Line Fund and Codan Trust Company Limited, between Codan Trust Company Limited and Overture and between Dr. Zimin and Overture, each to ensure that Overture will own at least such number of shares of Common Stock or Preferred Stock as are required to allow it to fulfill its obligations under the Zimin Principal Agreements to which it is a party, Telenor, the Issuer, Dr. Zimin, Glavsotkom and the Bee Line Fund hereby waive all of their respective rights under and the obligations of each other party to the Existing Registration Rights Agreement.

3.04 Existing Guarantee Agreement
     ----------------------------

     Subject to Section 3.06, solely for the purpose of permitting Telenor and the Issuer to execute, deliver and perform their respective obligations under the New Primary Agreement and the other Principal Agreements to which each is a party, Telenor Communication and the Issuer hereby waive all of their respective rights under and the obligations of the other party to the Existing Guarantee Agreement.

3.05 Existing Financing Agreements
     -----------------------------

     Subject to Section 3.06, solely for the purpose of permitting Telenor and the Issuer to execute, deliver and perform their respective obligations under the New Primary Agreement and the other Principal Agreements to which each is a party, Telenor, the Issuer, VimpelCom Finance, VIP BV and VC Limited hereby waive all of their respective rights under and the obligations of each other party to the Existing Financing Agreements.

3.06 Effectiveness of Waivers
     ------------------------

     The waivers specified in this Article III shall take effect on the date hereof and remain in effect until the earlier of:

     (a) the termination of the Existing Agreements in accordance with Article IV; and

     (b) the termination of the New Primary Agreement, the New Shareholders Agreement, the New Registration Rights Agreement and the other Principal Agreements in accordance with their respective terms.

           ARTICLE IV             TERMINATION OF EXISTING AGREEMENTS


     (a) Subject to clauses (b) and (c) of this Article IV, upon the occurrence of the Closing, each of the Existing Agreements, including all rights and obligations thereunder, shall be terminated and of no further force or effect, and, with effect from the occurrence of the Closing, each Party which is a party to an Existing Agreement hereby irrevocably releases and discharges each other party to such Existing Agreement from any and all obligations and liabilities thereunder.

     (b) If the Closing does not occur, the Existing Agreements shall remain in full force and effect, and, except for the waivers set forth in Article III, none of the rights, obligations or liabilities of the parties thereto shall be affected by this Agreement.

     (c) Notwithstanding anything in this Agreement to the contrary, the rights and obligations of Telenor and the Issuer under Section 8.01 and Section 8.06 of the Working Capital Bridge Facility, together with any claim accruing thereunder on the date of this Agreement, shall survive the termination of the Working Capital Bridge Facility; provided, however, that Telenor's rights and the Issuer's obligations under Section 8.01 and Section 8.06 of the Working Capital Bridge Facility, together with any claim accruing thereunder on the date of this Agreement, shall be limited pursuant to Article X and Article XI of the New Primary Agreement; provided that, for the avoidance of doubt, Telenor and the Issuer acknowledge that the US Dollar limitation specified in Section 11.03(b) of the New Primary Agreement is an aggregate limitation with respect to all claims under the New Primary Agreement and the Working Capital Bridge Facility.

                     ARTICLE V              MISCELLANEOUS


5.01 Further Assurances
     ------------------

     From time to time, at any Party's reasonable request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

5.02 Entire Agreement
     ----------------

     This Agreement supersedes all other prior discussions and agreements among the Parties with respect to the subject matter hereof, and contains the sole and entire agreement among the parties with respect to the subject matter hereof.

5.03 No Waiver
     ---------

     No failure on the part of any Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.04 Binding Agreement; No Third Party Beneficiaries
     -----------------------------------------------

     This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns. The terms and provisions of this Agreement are intended solely for the benefit of each Party and its respective successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other Person.

5.05 Assignment
     ----------

     No Party may assign any of its rights under this Agreement without the prior written consent of each other Party.

5.06 Expenses
     --------

     Each Party shall pay its own expenses and costs incidental to its execution and delivery of this Agreement.

5.07 Notice
     ------

     All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by facsimile or by hand in writing and transmitted by facsimile or courier and delivered to the "Address for Notices'' for any Party specified in the Existing Agreement(s) to which such Party is a party. Except as otherwise provided in any Existing Agreement, all such communications shall be deemed to have been duly given and shall be effective when transmitted by facsimile, personally delivered or, in the case of any notice delivered by courier, upon receipt, in each case, given or addressed as aforesaid.

5.08 Counterparts
     ------------

     This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

5.09 Amendment
     ---------

     This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.

5.10 Arbitration; Waiver of Sovereign Immunity
     -----------------------------------------

     (a) Any and all disputes and controversies arising under, relating to or in connection with this Agreement shall be settled by arbitration by a panel of three (3) arbitrators under the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules then in force (the "UNCITRAL Rules") in accordance with the following terms and conditions:

          (i) In the event of any conflict between the UNCITRAL Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

          (ii)  The place of the arbitration shall be Geneva, Switzerland.

          (iii) Where there is only one claimant party and one respondent party, each shall appoint one arbitrator in accordance with the UNCITRAL Rules, and the two arbitrators so appointed shall appoint the third (and presiding) arbitrator in accordance with the UNCITRAL Rules within thirty (30) days of the appointment of the second arbitrator. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the International Court of Arbitration of the International Chamber of Commerce, acting in accordance with such rules as it may adopt for this purpose. Where there is more than one claimant party, or more than one respondent party, all claimants and/or all respondents shall attempt to agree on their respective appointment(s). In the event that all claimants and all respondents cannot agree upon their respective appointments(s) within thirty (30) Business Days of the date of the notice of arbitration, all appointments shall be made by the International Court of Arbitration of the International Chamber of Commerce.

          (iv) The English language shall be used as the written and spoken language for the arbitration and all matters connected to the arbitration.

          (v) The arbitrators shall have the power to grant any remedy or relief that they deem just and equitable and that is in accordance with the terms of this Agreement, including specific performance, and including, but not limited to, injunctive relief, whether interim or final, and any such relief and any interim, provisional or conservatory measure ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction. Each Party retains the right to seek interim, provisional or conservatory measures from judicial authorities and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

          (vi) The award of the arbitrators shall be final and binding on the Parties.

          (vii) The award of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing party in any competent jurisdiction.

     (b) Except for arbitration proceedings pursuant to Section 5.10(a), no action, lawsuit or other proceeding (other than the enforcement of an arbitration decision, an action to compel arbitration or an application for interim or provisional measures in connection with the arbitration) shall be brought by or between the Parties in connection with any matter arising out of or in connection with this Agreement.

     (c) Each Party irrevocably appoints CT Corporation System, located on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, USA, as its true and lawful agent and attorney to accept and acknowledge service of any and all process against it in any judicial action, suit or proceeding permitted by Section 5.10(b), with the same effect as if such Party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that the Party effecting such service shall also deliver a copy thereof on the date of such service to each other Party by facsimile as specified in
Section 5.07. Each Party will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting, the affected Party will appoint a successor agent and attorney in New York reasonably satisfactory to each other party, with like powers. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, in connection with any such action, suit or proceeding, and agrees that any such action, suit or proceeding may be brought in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 5.10 and shall not be deemed to be a general submission to the jurisdiction of said courts of or in the State of New York other than for such purpose. Each Party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction in a manner not inconsistent with Section 5.10(b).

     (e) Each Party hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Agreement and each of the other Principal Agreements to which it is a party and in performing its obligations hereunder and thereunder, and each such Party hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement or any of the other Principal Agreements and any other document or instrument contemplated hereby or thereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets, and enforceability of judicial or arbitral awards.

5.11 Governing Law
     -------------

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any conflicts of laws principles thereof which would result in the application of the laws of another jurisdiction.

5.12 Invalid Provisions
     ------------------

     If any provision of this Agreement is held to be illegal, invalid or unenforceable under any recent or future Law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     IN WITNESS WHEREOF, this Termination Agreement has been duly executed and delivered by each Party as of the day and year first above written.


                              OPEN JOINT STOCK COMPANY
                              "VIMPEL-COMMUNICATIONS"


                              By /s/ Jo Lunder
                                 ---------------------------------------------
                                 Name: Jo Lunder
                                 Title: Chief Executive Officer and General
                                        Director

                              By /s/ Vladimir Bychenkov
                                 ---------------------------------------------
                                 Name: Vladimir Bychenkov
                                 Title: Chief Accountant


                              VIMPELCOM FINANCE B.V.


                              By /s/ Maurice Worsfold
                                 ---------------------------------------------
                                 Name: Maurice Worsfold
                                 Title: Authorized Person


                              VIMPELCOM B.V.


                              By /s/ Georgy Silvestrov
                                 ---------------------------------------------
                                 Name: Georgy Silvestrov
                                 Title: Authorized Person


                              VC LIMITED


                              By /s/ Elena Shmatova
                                 ---------------------------------------------
                                 Name: Elena Shmatova
                                 Title: Authorized Person

                              TELENOR EAST INVEST AS


                              By /s/ Tron Ostby
                                 ---------------------------------------------
                                 Name: Tron Ostby
                                 Title: Attorney-in-Fact


                              TELENOR COMMUNICATION AS


                              By /s/ Tron Ostby
                                 ---------------------------------------------
                                 Name: Tron Ostby
                                 Title: Attorney-in-Fact


                              /s/ Dr. Dmitri Borisovich Zimin
                              ------------------------------------------------
                              DR. DMITRI BORISOVICH ZIMIN


                              "BEE LINE" NON-PROFIT FUND


                              By /s/ Dmitri B. Zimin
                                 ---------------------------------------------
                                 Name: Dmitri B. Zimin
                                 Title:

                              By /s/ Vladimir Bychenkov
                                 ---------------------------------------------
                                 Name: Vladimir Bychenkov
                                 Title: Chief Accountant


                              GLAVSOTKOM LLC


                              By /s/ Dmitri B. Zimin
                                 ---------------------------------------------
                                 Name: Dmitri B. Zimin
                                 Title:


                              By /s/ Vladimir Bychenkov
                                 ---------------------------------------------
                                 Name: Vladimir Bychenkov
                                 Title: Chief Accountant